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                                                                      EXHIBIT 21



                       LORAL SPACE & COMMUNICATIONS LTD.


        As of May 31, 1996, active subsidiaries, all 100% owned directly or indirectly (except as noted below) consist of the following:


                                                             STATE OR COUNTRY
                                                             OF INCORPORATION
                                                             ----------------
Loral SpaceCom Corporation ...............................   Delaware
  Loral General Partner, Inc. ............................   Delaware
  Loral Travel Services, Inc. ............................   Delaware
Globalstar, L.P.(1) ......................................   Delaware
Globalstar Telecommunications Limited(2) .................   Bermuda
LGP (Bermuda) Ltd. .......................................   Bermuda
LQ Licensee, Inc.(3) .....................................   Delaware
Loral SpaceCom DBS Holdings, Inc. ........................   Delaware
  R/L DBS Company L.L.C.(4) ..............................   Delaware
  Loral SpaceCom DBS, Inc. ...............................   Delaware
    Continental Satellite Corporation(5) .................   California
SS/L (Bermuda) Ltd. ......................................   Bermuda
  K&F Industries, Inc.(6) ................................   Delaware
  Space Systems/Loral, Inc.(3) ...........................   Delaware
    International Space Technology, Inc.(7) ..............   Delaware
      Cosmotech(7) .......................................   Russian Federation
    SS/L Export Corporation(3) ...........................   U.S. Virgin Islands



(1)  Only 33.6% owned directly or indirectly
(2)  Only 22% owned directly or indirectly
(3)  Only 51% owned directly or indirectly
(4)  Only 50% owned directly or indirectly
(5)  Only 86% owned directly or indirectly
(6)  Only 22.5% owned directly or indirectly
(7)  Only 22.9% owned directly or indirectly